Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
Fulton Bank	Pennsylvania	Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank	Pennsylvania	Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank	Pennsylvania	Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank	Pennsylvania	Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company	Pennsylvania	Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Reinsurance Company, LTD	Turks & Caicos Islands	Fulton Reinsurance Company, LTD
One Beatrice Butterfield Building
Butterfield Square, Providenciales
Turks & Caicos Islands, BWI

FNB Bank, N.A.	Pennsylvania	FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company	Maryland	Hagerstown Trust
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.	Pennsylvania	Central Pennsylvania Financial Corp.
100 W. Independence Street
Shamokin, PA 17872

Delaware National Bank	Delaware	Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank	New Jersey	The Bank
100 Park Avenue
P.O. Box 832
Woodbury, NJ 08096

Exhibit 21 - Subsidiaries of the Registrant (Continued)

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
FFC Management, Inc.	Delaware	FFC Management, Inc.
P.O. Box 609
Georgetown, DE 19947

The Peoples Bank of Elkton	Maryland	The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

Skylands Community Bank	New Jersey	Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors, National Association	Pennsylvania	Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance Services Group, Inc.	Pennsylvania	Fulton Insurance Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

FFC Penn Square, Inc.	Delaware	FFC Penn Square, Inc.
P.O. Box 609
Georgetown, DE 19947

Premier Bank	Pennsylvania	Premier Bank
379 North Main Street
Doylestown, PA 18901

PBI Capital Trust	Delaware	PBI Capital Trust
919 Market Street, Suite 700
Wilmington, DE 19801

Premier Capital Trust II	Delaware	Premier Capital Trust II
919 Market Street, Suite 700
Wilmington, DE 19801

Resource Bank	Virginia	Resource Bank
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Resource Capital Trust II	Virginia	Resource Capital Trust II
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Exhibit 21 - Subsidiaries of the Registrant (Continued)

Subsidiary	State of Incorporation or Organization	Name Under Which Business is Conducted
Resource Capital Trust III	Virginia	Resource Capital Trust III
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Virginia Financial Services, LLC	Virginia	Virginia Financial Services, LLC
One Commercial Place #2000
Norfolk, VA

First Washington State Bank	New Jersey	First Washington State Bank
Route 130 and Main Street
Windsor, NJ 08561